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                                                                   EXHIBIT 10.16

                          FORM OF EMPLOYMENT AGREEMENT


         This Agreement ("Agreement") is made and entered into this the ____ day of _________, 1999, by and between YOUcentric, Inc. (formerly Sales Vision, Inc.), a North Carolina corporation (the "Company") and ____________ ("Employee").

         WHEREAS, the Company is engaged in the business of sales force automation;

         WHEREAS, the Company is entering into a certain Series A Stock Purchase Agreement ("Purchase Agreement") with affiliates of Technology Crossover Ventures ("Investor");

         WHEREAS, this Agreement is in partial consideration for Investor entering into the Purchase Agreement and related agreements with the Company and Employee.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Position and Responsibilities. Employee shall be employed as of ___________ ___, 1999 as ____________, or in such other capacity as may be designated by the Company from time to time. While so employed, Employee agrees to devote his full time and attention to carrying out his duties and responsibilities under this Agreement and shall use his best efforts, skills and abilities to further the interests of the Company. Employee agrees to comply with all policies, standards and regulations of the Company now existing or hereafter promulgated.

2.       Noncompetition.

         2.1 It is recognized and understood by the parties hereto that Employee, through his association with the Company as a employee, shall acquire a considerable amount of knowledge and good will with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by Employee to compete with the Company. It is, therefore, understood and agreed that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by Employee. Consequently, Employee covenants and agrees that during the entire Restricted Period (as defined in Section 2.5 hereof, including any extensions of the Restricted Period for a period of time equal to any period(s) of time during which Employee is violating his covenants under this Section 2 or any period(s) of time during which the Company is pursuing legal action to enforce Employee's covenants under this Section 2) Employee shall not compete (as defined in
Section 2.2 hereof), directly or indirectly, with the Company by engaging in any line of business (as defined in Section 2.3 hereof) in which on the
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Termination Date (as defined in Section 2.6 hereof) the Company is engaged, or is planning to engage, in any Prohibited Location (as defined in Section 2.4 hereof).

         2.2 The terms "Compete" and "Competition," as used herein, shall be deemed to include, without limitation, becoming or being an employee, owner, partner, consultant, agent, stockholder, Employee, officer of any person, partnership, firm, Company or other entity (other than the Company) which engages directly in (i) the business of sales force automation and/or (ii) any other business conducted by the Company immediately prior to the date of termination of Employee's employment or in which the Company shall at the Termination Date be actively preparing to enter. Notwithstanding the foregoing, ownership of five (5%) percent or less of any class of securities of an entity shall not constitute competition with the Company.

         2.3 The phrases "engage in a business" or "engage in a line of business" and similar phrases shall be deemed to include those aspects of marketing or otherwise selling products or services, researching, writing, developing, designing, programming, distributing, testing or manufacturing products or services, providing technical services, developing software, administering networks or databases, or otherwise preparing to market, sell or research products or services which Employee performed for the Company in the one (1) year period prior to the Termination Date.

         2.4 The term "Prohibited Location" means any or all of the following geographic areas: (i) anywhere within the United States; (ii) anywhere within North Carolina; and (iii) anywhere within fifty (50) miles of Charlotte, North Carolina.

             With respect to the covenant contained in this Section 2, it is acknowledged by the Employee that the Company's competition in providing sales force automation products and services is located throughout the nation and competes in a nationwide market, and that unfair competition can only be prevented by enforcing this specific covenant in these prohibited locations specifically set forth in Section 2.4.

         2.5 The term "Restricted Period" shall mean the period commencing on the date of this Agreement and ending on the one (1) year anniversary of the Termination Date as defined in Section 2.6; provided that, the Restricted Period shall be extended for a period of time equal to any period(s) of time during which the Company is pursuing legal action to enforce Employee's covenants under
Section 2.

         2.6 The term "Termination Date" means the date on which the Employee's employment with the Company terminates for any reason or no reason.

3.       Non-Solicitation/Interference.


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         3.1 During the entire Restricted Period (as defined in Section 2.5 hereof, including any extensions of the Restricted Period for a period of time equal to any period(s) of time during which Employee is violating his covenants under this Section 3 or any period(s) of time during which the Company is pursuing legal action to enforce Employee's covenants under this Section 3), Employee shall not, directly or indirectly, solicit, interfere with, or seek to interfere with the relationship between the Company and any customers of the Company, in any Prohibited Location (as defined in Section 2.4 hereof).

         3.2 During the entire Restricted Period (as defined in Section 2.5 hereof, including any extensions of the Restricted Period for a period of time equal to any period(s) of time during which Employee is violating his covenants under this Section 3 or any period(s) of time during which the Company is pursuing legal action to enforce Employee's covenants under this Section 3), Employee shall not, directly or indirectly, hire, contract with, solicit, induce or attempt to influence, any individual or entity who is an employee, contractor, agent or representative of the Company to terminate or otherwise impair his/her employment or relationship with the Company, in any Prohibited Location (as defined in Section 2.4 hereof).

4. Remedies. Employee acknowledges and agrees that any breach of the foregoing provisions of this Agreement will result in irreparable damage and continuing injury to the Company. Therefore, in the event of any breach or threatened breach of any of the foregoing provisions of this Agreement by Employee, Employee acknowledges and agrees that the Company shall be entitled, without limiting any other available legal or equitable remedy (whether conferred by statute or otherwise), to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the Employee from committing any violation or threatened violation of this Agreement, and Employee hereby consents to the issuance of such injunction. The Company shall not be required to post any bond to obtain any such injunction. The Employee agrees that all remedies available to the Company by reason of a breach of any of the foregoing provisions of this Agreement are cumulative and that none is exclusive and that all remedies may be exercised concurrently or consecutively at the option of the Company, as the case may be.

5. Reasonableness. Employee acknowledges and agrees that the foregoing covenants and provisions of this Agreement are reasonably necessary for the protection of the Company and that such covenants and provisions are reasonably limited with respect to the activities prohibited, the duration thereof, the geographical area thereof, the scope thereof and the effect on the Employee and the general public. Employee further acknowledges and agrees that the purpose and effect of such restrictive covenants and provisions is solely to protect the Company for a limited period of time from unfair competition by the Employee, and that the Employee's employment with the Company is conditioned upon the Employee agreeing to abide by and be bound by all of the covenants and provisions contained in this Agreement.


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6.       Full Enforcement. If any part of any covenant or provision contained in this Agreement is determined by a court of competent jurisdiction, or by any arbitration panel to which a dispute is submitted, to be invalid, illegal or incapable of being enforced, then the court or arbitration panel so deciding shall interpret such provisions in a manner so as to enforce them to the fullest extent of the law.

7. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) of this Agreement shall in no way affect the validity or enforceability of any other provisions (or remaining part thereof). Without limiting the foregoing, in the event the restrictions on interference and solicitation as set forth in Section 3 or the geographic scope as set forth in Section 2 are determined to be invalid or unenforceable, the provisions of these Sections shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) shall in no way effect the validity or enforceability of any other provision (or remaining part thereof).

8. Entire Agreements. This Agreement supersedes all prior agreements and understandings, oral or written, between the Company and Employee with respect to the subject matter hereof (but not any Confidentiality and/or Assignment of Inventions Agreement to which the Company and Employee may be parties).

9. Amendments. No change, modification, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless reduced to writing and signed by the party against whom enforcement is sought.

10. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment or any right or power granted hereunder of any particular time be deemed a waiver or relinquishment of such rights or powers at any time or times.

11. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to its conflict of law provisions.

13. Venue. Any litigation under this Agreement may be brought by the Company in the State of North Carolina, notwithstanding that Employee is not at that time a resident of the State of North Carolina and cannot be served process within that state. Employee hereby irrevocably consents to the jurisdiction of the courts of North Carolina (whether federal or state courts) over his or her person.


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14.      Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, assigns and successors in interest.

15. Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent by certified or registered mail, postage prepaid, return receipt requested. In case of Employee, to Employee's address as shown on the Company's records, and in the case of the Company, to its principal office in the State of North Carolina.

16. Headings. The headings contained in this Agreement are for reference purposes only and shall not be deemed interpretation of this Agreement.

17. Gender. The use of the masculine gender is for convenience only and shall be deemed to refer to the applicable gender.

18. Employment At Will. This Agreement is not intended to nor does it create any employment contract for a specified term, and Employee's employment may be terminated by either Employee or the Company at any time, with or without cause. The Company shall have no liability to Employee in the event of said termination, except for compensation accrued and unpaid at the time of termination. Although Employee's job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time the "at will" nature of Employee's employment may only be changed in an express written agreement signed by Employee and a duly authorized officer of the Company.

19. Survival. The provisions of this Agreement shall survive the termination of Employee's employment for any reason or no reason.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EMPLOYEE:                                   YOUCENTRIC, INC.


___________________________ (SEAL)          By: _____________________________

                                            Name: ___________________________

___________________________                 Title: __________________________
Type or Print Name


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